UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 4, 2017

Amperico Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-170091	EIN 99-0374076
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

42 Rockwood Crescent, Thornhill, Ontario Canada	L4J 7T2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (775) 461-5130

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 4, 2017, the Board of Directors of the Amperico Corp. (the Company) appointed Mr. Nicholas Thompson as President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director of the Company, and immediately thereafter Ryan McMillan resigned in all capacities from the Company (including all officer positions and as director).  Mr. McMillian resignations are not the result of any disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies) or practices. Mr. Thompson had acted in the same capacities for the Company for the period March 12, 2014 to January 28, 2017, prior to the appointment of Mr. McMillan, which occurred on January 28, 2017.

Mr. Thompson (age 51), for the past ten years, has acted as an independent management consultant to small and medium sized business focusing on the development of strategies for product launches, executive  placement, business modeling and business funding requirements.

There are no family relationships between our officers and/or directors. There have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant, exceeding $120,000 and in which our new officer and directors had or will have a direct or indirect material interest. There is no material plan, contract or arrangement (whether or not written) to which Mr. Thomson is a party or in which he participates that is entered into or a material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event.

Other than as described herein, there is no present arrangement or understanding between Mr. Thompson and any other person pursuant to which Mr. Thompson was elected as an officer. Presently, there is compensation or other arrangement between the Company and Mr. Thompson, although a future arrangement may be established by the parties.

On January 3, 2008, pursuant to Sections 15(b) and 21C of the Securities Exchange Act of 1934 (“Exchange Act”), Mr. Thompson entered into an Offer of Settlement with the Securities and Exchange Commission (the “Commission”) without admitting or denying the findings of the Commission.  The Commission found that vFinance aided and abetted by Nicholas Thompson failed to retain and produce documents promptly.  As a result Thompson caused vFinance Investment, Inc.’s violations of Section 17(a) of the Exchange Act and Rule 17a-4(b)(4) and 17a-4(j) thereunder.  The Commission found that Mr. Thompson communicated with customers using email accounts outside the VFinance network, only keeping copies of those communications on his computer and periodically deleting documents.

Pursuant to the Order of Settlement, the Commission imposed the following sanctions and ordered that (i) Mr. Thompson cease and desist from causing any violations and any future violations under Section 17(a) of the Exchange Act and Rules 17a-(b)(4) and 17a-4(j) thereunder; (ii) Mr. Thompson was barred from association with any broker or dealer for a period of 5 years;  and (iii) pay a fine of $30,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 4, 2017

AMPERICO CORP.

/s/ Nicholas Thompson

Nicholas Thompson

Title:  President, Director